Exhibit 10.7

EXECUTION COPY

WFN CREDIT COMPANY, LLC,

Seller,

WORLD FINANCIAL NETWORK NATIONAL BANK,

Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

on behalf of the Collateral Certificateholder

COLLATERAL SERIES SUPPLEMENT

Dated as of March 26, 2010

to

SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

Dated as of November 25, 1997

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST II

-i-

COLLATERAL SERIES SUPPLEMENT dated as of March 26, 2010 (this “Series Supplement”), among WFN Credit Company, LLC, a Delaware limited liability company, as Seller, World Financial Network National Bank, a national banking association, as Servicer, and U.S. Bank National Association, as Trustee under the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997, as amended as of July 22, 1999, May 8, 2001, August 5, 2004, March 18, 2005, October 17, 2007, October 30, 2009 and March 11, 2010, among Seller, the Servicer and the Trustee (as amended, the “Agreement”).

Section 6.9(c) of the Agreement provides, among other things, that the Seller and the Trustee may at any time and from time to time enter into a Supplement to the Agreement for the purpose of authorizing the delivery by Trustee to Seller for the execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates.

Pursuant to this Series Supplement, Seller and Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof and add and amend certain provisions of the Agreement.

SECTION 1. Designation. There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the “Collateral Certificates.” The Collateral Certificates will be transferred by WFN Credit Company, LLC, as transferor (the “Transferor”), to World Financial Network Credit Card Master Note Trust II (the “Note Trust”) pursuant to a Transfer and Servicing Agreement, dated as of March 26, 2010, among the Transferor, the Servicer and the Note Trust (the “Transfer and Servicing Agreement”). The Note Trust will pledge the Collateral Certificates as collateral for one or more series of notes (each, a “Note Series”) to be issued by the Note Trust pursuant to a Master Indenture, dated as of March 26, 2010, between the Note Trust and U.S. Bank National Association, as indenture trustee, and one or more supplements to the Master Indenture (each, an “Indenture Supplement” and, together with the Master Indenture referred to above, the “Indenture”). The portions of the Collateral Certificates primarily securing each Note Series shall be treated as separate Series (each, a “Collateral Series”) under the Agreement and this Series Supplement. Certain terms pertaining to each Collateral Series will be defined in the applicable Indenture Supplements (but are hereby incorporated by reference into this Series Supplement), including whether or not such Collateral Series is a Principal Sharing Series and the Minimum Seller Interest for such Collateral Series. Unless and until the Trust has been terminated as permitted by Section 3(b) of this Series Supplement: (a) each Indenture Supplement executed and delivered by the Note Trust shall be deemed to supplement this Series Supplement; (b) a new Collateral Series shall be deemed to be issued upon the issuance of each Note Series and shall have the same designation (e.g., Series 2010-1) and belong to the same Group as the related Note Series; (c) the amounts payable as interest and principal on such Collateral Series is comparable to the aggregate of the amounts payable on the related Note Series and shall be payable at the times and in the amounts specified in the Indenture Supplement for such related Note Series, (d) all amounts available and applied as credit enhancement with respect to such Note Series shall be deemed to be available and applied as credit enhancement with respect to such Collateral Series; (e) all amounts payable to the Transferor pursuant to the related Indenture Supplement shall be deemed to be payable to the Seller pursuant to this Series Supplement and (f) the conditions defined in Section 6.9(b) of the Agreement for issuance of new Series must be satisfied in connection with each issuance of a Note Series.

SECTION 2. Definitions. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement, as amended or supplemented by this Series Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are used herein as defined in the Agreement. Each capitalized term defined herein shall relate only to the Collateral Certificates and no other Series of Certificates issued by the Trust.

“Additional Required Addition Event” is defined in Section 8 of this Series Supplement.

“Additional Required Designation Date” is defined in Section 8 of this Series Supplement.

“Adjusted Seller Interest” means, at any time, the result (without duplication) of (i) the aggregate amount of Principal Receivables in the Trust, plus (ii) the Excess Funding Amount, plus (iii) amounts credited to the Collection Account or any Trust Account for payment of principal on the Investor Certificates or any Note Series to the extent not subtracted in calculating the Aggregate Investor/Purchaser Interest, minus (iv) the Aggregate Investor/Purchaser Interest calculated assuming that the Investor Interest of any Series of Investor Certificates (other than any Collateral Series) that enters into an early amortization period prior to the start of its scheduled Amortization Period equals the Investor Interest for such series as of the start of such early amortization period and assuming that the “Collateral Amount” (as defined in the related Indenture Supplement) of any Note Series that enters into an early amortization period prior to the start of its scheduled Amortization Period equals the Collateral Amount (as defined in the related Indenture Supplement) for such Note Series as of the start of such early amortization period. It is understood and agreed that the Adjusted Seller Interest may be less than zero and expressed as a negative number.

“Amortization Period” means, for any Collateral Series, any period specified in the related Indenture Supplement during which a share of principal collections is set aside to repay the principal investment in the related Note Series.

“Business Day” is defined in Annex A to the Indenture.

“Closing Date” means, for any Collateral Series, the “Closing Date” for the related Note Series, as defined in the related Indenture Supplement.

“Collateral Certificates” is defined in Section 1 of this Series Supplement.

“Collateral Series” is defined in Section 1 of this Series Supplement.

“Distribution Date” is defined for each Collateral Series in the related Indenture Supplement.

“Excess Finance Charge Collections” means for any Collateral Series, all amounts identified as such in the related Indenture Supplement.

“Finance Charge Shortfall” means, for any Collateral Series, the Finance Charge Shortfall for the related Note Series, as defined in the related Indenture Supplement.

“Indenture” is defined in Section 1 of this Series Supplement.

“Indenture Supplement” is defined in Section 1 of this Series Supplement.

“Initial Investor Interest” means, for any Collateral Series, the “Initial Principal Balance” of the related Note Series, as defined in the related Indenture Supplement.

“Invested Amount” means, for any Collateral Series, the “Collateral Amount” of the related Note Series, as defined in the related Indenture Supplement.

“Investor Certificate” means a Collateral Certificate.

“Investor Holder” means the holder of record of any Investor Certificate.

“Investor Servicing Fee” means, for any Collateral Series, the “Noteholder Servicing Fee” for the related Note Series as defined in the related Indenture Supplement.

“Investor/Purchaser Percentage” means, for any Collateral Series, the Floating Allocation Percentage or Fixed Allocation Percentage, as applicable, for the related Note Series, as defined in the related Indenture Supplement.

“Minimum Seller Interest” means, for any Collateral Series, the Minimum Transferor Amount as defined in the related Indenture Supplement.

“Note Series” is defined in Section 1 of this Series Supplement.

“Note Trust” is defined in Section 1 of this Series Supplement.

“Principal Shortfall” means, for any Collateral Series, the “Principal Shortfall” for the related Note Series, as defined in the related Indenture Supplement.

“Rating Agency” means, for any Collateral Series, the rating agencies for the related Note Series, as defined in the related Indenture Supplement.

“Record Date” is defined for each Collateral Series in the related Indenture Supplement.

“Series Accounts” means, for any Collateral Series, any “Series Accounts” established for the benefit of the related Note Series, as defined in the related Indenture Supplement.

“Series Servicing Fee Percentage” is defined for each Collateral Series in the related Indenture Supplement.

“Series Termination Date” means, for any Collateral Series, the final maturity date for the related Note Series defined in the related Indenture Supplement.

“Shared Principal Collections” means, for any Collateral Series, all amounts identified as such in the related Indenture Supplement.

“Transfer and Servicing Agreement” is defined in Section 1 of this Series Supplement.

SECTION 3. Reassignment and Transfer Terms.

(a) If the Servicer purchases, redeems or prepays any Note Series pursuant to an optional redemption provision under the related Indenture Supplement, then the related Collateral Series shall be deemed to have been retired. Upon the termination of any Note Series pursuant to the Indenture, the related Collateral Series shall also terminate.

(b) Once each Series of Certificates issued under the Agreement has been retired, other than the Collateral Series and any other Series the requisite holders of which have consented to the following transactions, the Holder of the Exchangeable Seller Certificate shall have the option to transfer the Exchangeable Seller Certificate to the Note Trust, upon which transfer the Trust shall terminate, and all of the trust assets Conveyed by the Seller to the Trust pursuant to Section 2.1 of the Agreement shall be distributed to the Note Trust, as holder of all of the beneficial interests in the Trust; provided that such termination shall not take effect until Seller has delivered to the Indenture Trustee a Tax Opinion (as defined in Annex A to the Master Indenture) with respect to the termination and favorable legal opinions as to (i) the enforceability of any documents executed by Seller in connection with the termination and (ii) the validity and priority of the security interest in the Receivables and the proceeds thereof granted by Transferor to Issuer pursuant to the Transfer and Servicing Agreement, on terms substantially similar to the most recent legal opinion delivered by Seller’s counsel as to the validity and priority of the security interest granted by Seller to the Trust in connection with the then most recently issued Note Series.

SECTION 4. Delivery and Payment for the Collateral Certificates. Seller shall execute and deliver the Collateral Certificates to Trustee for authentication in accordance with Section 6.1 of the Agreement. The Trustee shall deliver the Collateral Certificates when authenticated in accordance with Section 6.2 of the Agreement. For convenience, the Collateral Certificate shall be registered in the name of Indenture Trustee, notwithstanding that the Collateral Certificate shall have been initially issued to Seller, transferred by Seller to Issuer pursuant to the Transfer and Servicing Agreement and pledged by Issuer to Indenture Trustee pursuant to the Master Indenture.

SECTION 5. Form of Delivery of Collateral Certificates.

(a) The Collateral Certificates shall be delivered as Definitive Certificates, substantially in the form of Exhibit A hereto.

(b) Each Collateral Certificate shall constitute a “security” within the meaning of Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York.

(c) For purposes of voting with respect to any consent or other matter under the Agreement or this Series Supplement, each class of notes included in any Note Series shall be deemed to be a Class of Certificates in the related Collateral Series, and the provisions for voting by beneficial owners of such notes specified in the Indenture shall apply mutatis mutandis to voting under the Agreement and this Series Supplement.

(d) The Collateral Certificates may not be sold, participated, transferred, assigned or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Trustee and the Owner Trustee of a Tax Opinion (as defined in each of the Agreement and the Indenture, respectively) with respect thereto.

SECTION 6. Article IV of Agreement. Sections 4.1, 4.2 and 4.3 of the Agreement shall read in their entirety as provided in the Agreement. The remainder of Article IV of the Agreement shall read in its entirety as follows and shall be applicable only to the Collateral Certificates:

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.4 Rights of Investor Certificateholders. The Collateral Certificates shall represent undivided interests in the Trust, consisting of the right to receive (a) the related Allocation Percentage (as defined in the related Indenture Supplement) of Collections, (b) funds on deposit in the Collection Account and the Excess Funding Account allocable to the Collateral Certificates and funds on deposit in the Series Accounts, (c) Shared Principal Collections allocated to the Collateral Certificates in accordance with subsection 4.3(f), (d) Shared Excess Finance Charge Collections allocated to the Collateral Certificates in accordance with subsection 4.3(g) and (e) any related Enhancement for the Collateral Certificates and related Note Series. Unless otherwise specified in the related Indenture Supplement, each Collateral Series shall consist of a single Class and shall not be senior or subordinated to any other Series. The Transferor Interest (as defined in the Indenture) shall not represent any interest in the Collection Account or any Series Accounts, except as specifically provided in this Article IV and the related Indenture Supplement.

Section 4.5 Allocations. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate from the Collection Account to the Collateral Series related to each Note Series the amounts specified in the related Indenture Supplement, which shall be deposited or otherwise applied as provided in such Indenture Supplement.

SECTION 7. Early Amortization Events and Events of Default. In addition to the Early Amortization Events specified in Section 9.1 of the Agreement, the Early Amortization Events applicable to each Collateral Series shall be the Early Amortization Events specified in the related Indenture Supplement, as well as the Trust Early Amortization Events specified in the Indenture. In addition, each Note Series will have the benefit of applicable “Events of Default,” as defined in the Indenture. Upon the occurrence of an applicable Event of Default, the Indenture Trustee shall have the right to foreclose upon a portion of the Receivables, as defined (and subject to the limitations stated) in the Indenture notwithstanding the continuing existence of the Trust, and the Trustee shall cooperate with the Indenture Trustee in the exercise of such right.

SECTION 8. Additional Covenants. (a) So long as any Note Series is outstanding, if the Adjusted Seller Interest is less than zero (an “Additional Required Addition Event”), the Seller shall on or prior to the close of business on the 10th Business Day following the occurrence of such Additional Required Addition Event (the “Additional Required Designation Date”), unless the Adjusted Seller Interest equals or exceeds zero as of the close of business on any day after the occurrence of such Additional Required Addition Event and prior to the Additional Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Additional Required Designation Date or any earlier date in a sufficient amount such that after giving effect to such addition, the Adjusted Seller Interest as of the close of business on the Addition Date is at lease equal to zero on such date. The failure of any condition set forth in Section 2.6(c) or (d) of the Agreement as the case may be, shall not relieve the Seller of its obligation pursuant to this paragraph; provided, however, that the failure of the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of the Agreement; provided further, that any such failure which has not been timely cured will nevertheless result in the occurrence of an Early Amortization Event with respect to each Note Series for which, pursuant to the Indenture Supplement therefor, a failure by the Seller to convey Receivables in Additional Accounts to the Issuer by the day on which it is required to convey such Receivables constitutes an “Early Amortization Event” (as defined in such Indenture Supplement).

(b) Seller will not exercise its option to designate a Discount Percentage.

SECTION 9. Reports. So long as any Note Series is outstanding, the Servicer will prepare and deliver the certificates described in Section 3.4(b) of the Transfer and Servicing Agreement.

SECTION 10. Modification to and Ratification of Agreement. For purposes of this Supplement and each Collateral Series:

(a) Notwithstanding anything to the contrary in Section 3.2 of the Agreement, the Monthly Servicing Fee payable with respect to each Note Series and the related Collateral Series shall be solely as set forth in the related Indenture Supplement; and

(b) Sections 3.7 and 12.1(c) shall not be applicable to any Collateral Series.

In addition, to the extent that the terms of this Series Supplement (directly or as supplemented by any Indenture Supplement) are deemed to be inconsistent with the terms of the Agreement, this Series Supplement shall be deemed to modify or amend the terms of the Agreement solely as applied to each Collateral Series affected by any such inconsistency, as permitted by Section 6.9(c) of the Agreement. Otherwise, as supplemented by this Series Supplement (and the various Indenture Supplements executed form time to time), the Agreement is in all respects ratified and confirmed and the Agreement as so amended and supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

SECTION 11. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 12. Successors and Assigns. This Series Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13. Governing Law. This Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 14. No Petition. Servicer, Trustee and (with respect to the Trust only) Seller, by entering into this Series Supplement and each Holder, by accepting a Collateral Certificate hereby covenant and agree that they will not at any time institute against the Trust or the Seller, or join in any institution against the Trust or the Seller of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificateholders, the Noteholders, (as defined in the Indenture), the Agreement, this Series Supplement or the Indenture provided, however that nothing herein shall prohibit the Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other person.

SECTION 15. Amendments. This Series Supplement may be amended pursuant to Section 13.1 of the Agreement.

SECTION 16. Third Party Beneficiary. The Indenture Trustee shall be a third party beneficiary of this Series Supplement and shall have the right to enforce the terms of this Series Supplement as if it was a party hereto.

IN WITNESS WHEREOF, the parties have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

WFN CREDIT COMPANY, LLC, as Seller

By:	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By:	/s/ Ronald C. Reed
Name:	Ronald C. Reed
Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

Collateral Series Supplement Signature Page